EXHIBIT (j)(ii)

CONSENT OF PROPOSED TRUSTEE

To:     The Board of Trustees of RREEF Securities Trust
        RREEF Real Estate Securities Fund

The undersigned consents to the use of his name as a Trustee of the RREEF Securities Trust (the "Trust") in the Trust's Registration Statement on Form N-1A.



                /s/ Peter J. Broccolo
                --------------------------
                Peter J. Broccolo

September 21, 1999

CONSENT OF PROPOSED TRUSTEE

To:     The Board of Trustees of RREEF Securities Trust
        RREEF Real Estate Securities Fund

The undersigned consents to the use of his name as a Trustee of the RREEF Securities Trust (the "Trust") in the Trust's Registration Statement on Form N-1A.



                /s/ Robert L. Stovall
                --------------------------
                Robert L. Stovall

September 21, 1999

CONSENT OF PROPOSED TRUSTEE

To:     The Board of Trustees of RREEF Securities Trust
        RREEF Real Estate Securities Fund

The undersigned consents to the use of his name as a Trustee of the RREEF Securities Trust (the "Trust") in the Trust's Registration Statement on Form N-1A.



                /s/ Nicholas C. Babson
                ---------------------------
                Nicholas C. Babson

September 21, 1999

CONSENT OF PROPOSED TRUSTEE

To:     The Board of Trustees of RREEF Securities Trust
        RREEF Real Estate Securities Fund

The undersigned consents to the use of his name as a Trustee of the RREEF Securities Trust (the "Trust") in the Trust's Registration Statement on Form N-1A.



                /s/ Richard W. Burke
                -------------------------
                Richard W. Burke

September 21, 1999